Exhibit 23(a)

October 17, 2001

Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Re:
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
File No. 333-67698

Gentlemen:

    I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and under Item 5. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Douglas E. Scott Senior Vice President and General Counsel